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                                                                     EXHIBIT 8.1

               [LETTERHEAD OF THELEN, MARRIN, JOHNSON & BRIDGES]


                                August 23, 1996



Loewen Group International, Inc.
Suite 800
50 East RiverCenter Blvd.
Covington, KY  41011


Ladies and Gentlemen:

          We have acted as United States counsel for Loewen Group International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement"), filed May 3, 1996, as amended by Amendment No. 1 to such Registration Statement filed on June 20, 1996, and Amendment No. 2 to such Registration Statement to be filed by the Company with the Securities and Exchange Commission (the "SEC") on August 26, 1996, respecting the offer by the Company to exchange Series 3 Exchange Notes for the Company's outstanding Series 1 Notes and to exchange Series 4 Exchange Notes for the Company 's outstanding Series 2 Notes.

          You have requested our opinion with respect to the accuracy of the discussions included in the Registration Statement under the heading "Certain U.S. Federal Income Tax Considerations."

          In our capacity as United States counsel for the Company, we have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representative of the Company, certificates of public officials and other documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. In making such examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies; (iv) the identity and capacity of all individuals acting or purporting to act as public officials; (v) that all representations and statements set forth in the documents submitted to us are true
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Loewen Group International, Inc.
August 23, 1996
Page 2


and correct; and (vi) that all obligations imposed by any of the documents submitted to us are enforceable in accordance with their terms.

          We have also made such investigations and have reviewed such other documents as we have deemed necessary or appropriate under the circumstances, and have made such examinations of law as we have deemed appropriate for purpose of giving the opinions expressed herein.

          All capitalized terms used without definition in this letter have the same meaning as in the Registration Statement.

          Based on the foregoing, we are of the following opinion:

          The statements concerning United States taxation set forth in the Registration Statement under the heading "Certain U.S. Federal Income Tax Considerations," to the extent that such statements represent matters of law or legal conclusions, describe the material United States federal income tax consequences expected to result to a holder of Series 1 Notes who exchanges such notes for Series 3 Exchange Notes and to a holder of Series 2 Notes who exchanges such notes for Series 4 Exchange Notes, subject, however, to the limitation set forth in the Registration Statement that the statements apply only to Series 1 and Series 2 Notes held as capital assets and do not purport to address all aspects of federal income taxation or all tax considerations that may be relevant to all categories of potential purchasers.

          Our opinion is based on the Internal Revenue Code of 1986, as amended; applicable Treasury regulations thereunder; judicial authority and administrative rulings and practices now in effect, changes to any of which after the date of the Registration Statement could apply on a retroactive basis and affect the consequences described in the Registration Statement.
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Loewen Group International, Inc.
August 23, 1996
Page 3


          We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We further consent to the use of our name under the heading "Legal Matters" in the prospectus filed with the SEC as a part of the Registration Statement.


                                       Very truly yours,

                                       /s/ Thelen, Marrin, Johnson & Bridges

                                       THELEN, MARRIN, JOHNSON & BRIDGES

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